Exhibit 10.2
FORM OF RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement ("Agreement") entered into as of [GRANT DATE] (the "Grant Date"), by and between Fluor Corporation, a Delaware corporation (the "Company"), and you ("Grantee" or “you”) evidences the grant to Grantee of a Stock Unit Award (“RSU Award”) under the Fluor Corporation 2020 Performance Incentive Plan (the "Plan"). Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.
Section 1.AWARD SUBJECT TO PLAN
This RSU Award is granted subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee pursuant to its administrative authority under the Plan, and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.
Section 2.RESTRICTED STOCK UNIT AWARD
The Company hereby awards Grantee restricted stock units (“RSUs”), subject to the terms and conditions set forth herein. Each RSU represents the right to receive one share of Company common stock, par value $.01 per share (“Shares”), pursuant to this RSU Award, subject to the terms and conditions set forth herein. Subject to the provisions of Section 3 and Section 4 hereof, upon the issuance to Grantee of Shares hereunder, Grantee shall also receive cash in an amount equivalent to any dividends or distributions paid or made by the Company from the date of this RSU Award to the date of the issuance of the Shares with respect to the number of Shares so issued.
Section 3.RESTRICTIONS ON SALE OR OTHER TRANSFER
Each RSU awarded to Grantee pursuant to this Agreement shall be subject to forfeiture to the Company pursuant to the terms and conditions set forth herein and each RSU may not be sold or otherwise transferred except pursuant to the following provisions:
(a)The RSUs shall be held in book entry form by the Company until (1) the restrictions set forth herein lapse in accordance with the provisions of Section 4, at which time the RSUs will be converted to Shares, or (2) the RSUs are forfeited pursuant to Section 4 hereof.
(b)No such RSUs may be sold, transferred or otherwise alienated or hypothecated so long as such RSUs are subject to the restrictions provided for in this Agreement.
(c)The Company may impose such other restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Grantee or other subsequent transfers by the Grantee of any Shares issued as a result of the vesting of the RSUs, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other stockholders of the Company and (iii) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.
Section 4.LAPSE OF RESTRICTIONS
The RSUs subject to this RSU Award shall vest and restrictions thereon shall lapse at a rate of one third of the total number of RSUs granted per year commencing with [FIRST VESTING DATE IN ONE YEAR] and annually thereafter ending with [THIRD VESTING DATE IN THREE YEARS], provided that Grantee’s employment has not terminated on or before such date unless one of the exceptions set forth below in this Section 4 is met. The Company will issue you the Shares subject to this RSU Award (as well as any cash payments related to dividends or distributions related to such Shares) as soon as reasonably possible after each date on which the applicable restrictions lapse or any other date upon which this RSU Award vests as set forth below in this Section 4.
If your employment with the Company or any of its subsidiaries terminates for any reason other than death, Retirement, Disability or a Qualifying Termination, each as defined below and determined by the Committee in accordance with the Plan, then as of the date of such termination any RSUs which have yet to vest shall be forfeited by you in exchange for no additional consideration or payment. If prior to the RSUs becoming vested in full pursuant to the preceding paragraph, your employment with the Company or any of its subsidiaries terminates by reason of your death, Disability or a Qualifying Termination, each as determined by the Committee in accordance with the Plan, then any portion of this RSU Award which has yet to become vested shall become immediately vested. If prior to the RSUs becoming vested in full pursuant to the preceding paragraph, your employment with the Company or any of its subsidiaries terminates by reason of your Retirement and you deliver a signed long term incentive vesting/forfeiture agreement to the Company in a form acceptable to the Company (except when such an agreement is prohibited by governing law as determined by the Company), then any portion of this RSU Award which has yet to become vested shall continue to vest pursuant to the vesting schedule set forth in the preceding paragraph. Notwithstanding the foregoing and regardless of the reason for termination, under all circumstances other than your Qualifying Termination, any RSUs held less than one year from [DATE] shall be forfeited in exchange for no additional consideration or payment[; provided, however, in the event of your Retirement, this one-year holding requirement may be waived by the Committee, in its sole and absolute discretion, and any portion of this RSU Award which has yet to become vested shall continue to vest as set forth in the preceding paragraph]1. Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries. Notwithstanding the foregoing, if in the event of a Change of Control the successor to the Company does not assume this RSU Award, then any portion of this RSU Award which has yet to become vested and which has not otherwise been forfeited pursuant to the provisions of this Section 4 shall become immediately vested. Notwithstanding anything to the contrary herein, in the event your employmen
1 May be added for some officers.

t is terminated for Cause (as defined herein), regardless of whether you are Retirement eligible, you shall forfeit the unvested RSUs in exchange for no additional consideration or payment, unless otherwise prohibited by law.
For purposes of this Agreement, "Retirement" shall mean your retirement as determined in accordance with applicable Company personnel policies and the Plan. “Disability” and “Change of Control” shall have the meanings given to them in Appendix B to this Agreement. The term “Qualifying Termination” means your involuntary termination of employment by the Company, without Cause, within two (2) years following a Change of Control of the Company. For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree.
Section 5.ТАХ WITHHOLDING
Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of RSUs, including the grant and vesting of RSUs, subsequent delivery of Shares and/or cash related to such RSUs or the subsequent sale of any Shares acquired pursuant to such RSUs and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or receipt of RSUs or of Shares pursuant to RSUs that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the Shares if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.
Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by (1) withholding a number of Shares otherwise deliverable equal to the Retained Share Amount (as defined below); (2) withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer; and/or (3) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs, either through a voluntary sale or through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization), to the extent permitted by the Plan Administrator. The “Retained Share Amount” shall mean a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the RSUs on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she shall be deemed to have been issued the full number of Shares subject to the settled RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the RSUs.
Grantee acknowledges and understands that Grantee should consult a tax advisor regarding Grantee’s tax obligations.
Section 6.SEVERABILITY
In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
Section 7.DATA PROTECTION
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company, its subsidiaries and the Employer hold certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Grantee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Grantee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, including outside the European economic area, and that the recipient country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he/she may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired under the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Grantee understands that he/she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local human resources representative in writing. The Grantee understands that refusing or withdrawing consent may affect the

Grantee’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Grantee understands that he/she may contact the Plan Administrator at the Company.
Section 8.ACKNOWLEDGMENT AND WAIVER
By accepting this grant of RSUs, the Grantee acknowledges and agrees that:
(a)the Plan is established voluntarily by the Company, and it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;
(b)the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares or RSUs, or benefits in lieu of Shares or RSUs, even if Shares or RSUs have been granted repeatedly in the past;
(c)all decisions with respect to future grants, if any, shall be at the sole discretion of the Company;
(d)the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship, and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;
(e)the Grantee is participating voluntarily in the Plan;
(f)RSU awards and resulting benefits are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;
(g)RSU awards and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, or end of service payments, or bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;
(h)in the event that the Grantee is not an employee of the Company, this award of RSUs shall not be interpreted to form an employment contract or relationship with the Company, and furthermore, this award of RSUs shall not be interpreted to form an employment contract with the Employer or any subsidiary of the Company;
(i)the future value of the Shares is unknown, may increase or decrease from the date of award or vesting of the RSU and cannot be predicted with certainty;
(j)in consideration of this grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination or diminution in value of this grant of RSUs resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever), and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be irrevocably deemed to have waived any entitlement to pursue such claim; and
(k)the award evidenced by this Agreement is subject to all Company policies relating to the clawback and/or recoupment of compensation, as the same may be amended from time to time, and to the extent the Grantee is subject to such policies, the terms and conditions of such policies are hereby incorporated by reference into this Agreement.
Section 9.CONFIDENTIALITY
This Agreement and the receipt of any RSUs hereunder are conditioned upon Grantee not disclosing this Agreement or said receipt to anyone other than Grantee's spouse, financial advisor, senior management of the Company or members of the Company's Law, Tax, and Human Resources departments. If unauthorized disclosure is made to any other person, the RSUs received hereunder shall be forfeited in exchange for no additional payment or consideration. Notwithstanding any other provision of this Agreement or any other agreement, if Grantee makes a confidential disclosure of a Company trade secret to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Grantee shall not be held liable under this Agreement or any other agreement, or under any federal or state trade secret law for such a disclosure. Moreover, nothing in this Agreement or any other agreement shall prevent Grantee from making a confidential disclosure of any other confidential information to a government official, to an attorney as necessary to obtain legal advice or in a court filing under seal.
Section 10.GRANT-SPECIFIC TERMS
Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the United States. In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee (if residing outside the U.S.) should be aware that may arise as a result of participation in the Plan. Appendix B contains additional terms in compliance with Section 409A of the United States Internal Revenue Code.
Section 11.ENFORCEMENT
This Agreement and the RSUs granted hereunder shall be governed by, construed, administered and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.
Section 12.EXECUTION OF AWARD AGREEMENT
Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first herein above written.

        FLUOR CORPORATION
_____________________________________

        By:    [NAME]
            [TITLE]

APPENDIX A

FLUOR CORPORATION
RESTRICTED STOCK UNIT AWARD
UNDER THE 2020 PERFORMANCE INCENTIVE PLAN
TERMS FOR NON-U.S. GRANTEES

TERMS AND CONDITIONS
This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are a resident in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
NOTIFICATIONS
This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your RSUs vest and/or you sell any Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation. As a result, the Company is not in a position to assure you of any particular result. You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.
GRANT-SPECIFIC TERMS
Below please find country specific language that applies to Australia, Canada, Chile, Germany, the Netherlands, Russia, South Africa, Spain and the United Kingdom.
AUSTRALIA
Terms and Conditions
Prospectus Information. The “Offer Document” and “Australian Rules” contain additional terms and conditions that govern the RSU. Grantees should review those documents carefully. In addition, the written or other materials provided to Grantees in connection with the RSUs have been prepared for the purpose of complying with the relevant United States securities regulations and applicable stock exchange requirements. The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law.
RSUs Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, Grantee understands that RSUs granted to Grantee shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.
Notifications
Securities Law Information. If Grantee acquires Shares pursuant to the RSU and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Grantees should obtain legal advice on disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

CANADA
Terms and Conditions
Form of Payment. Due to legal restrictions in Canada, and notwithstanding any language to the contrary in the Plan, Grantees are prohibited from surrendering previously owned Shares, or from attesting to the ownership of previously owned Shares, to pay any tax liability in connection with the RSUs. For the avoidance of ambiguity, withholding in Shares for this RSU Award is permissible.
RSUs Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Agreement, Grantee understands that RSUs granted to Grantee shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment.
Language Consent
The following provision applies to residents of Quebec:
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.
Notifications
Additional Restrictions on Resale. Securities acquired under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada.
Tax Reporting. The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return (Form T1135) disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes Shares) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.
CHILE

Terms and Conditions

There are no country-specific provisions.
Notifications
Securities Law Information. Neither the Company, the award, nor any Company shares acquired under the Plan are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.

Exchange Control Information. If exchange control reporting is required , you will be responsible for filing the report with the Central Bank of Chile. In addition, you must also file a report with the Central Bank if, in a given year, you have kept investments, deposits, or credits abroad in an amount that exceeds US$5,000,000.

Tax Information. Registration of your investment in Company shares with the Chilean Internal Revenue Service may result in more favorable tax treatment. Please consult your tax advisor for additional details.
GERMANY
Terms and Conditions
There are no country-specific provisions.
Notifications
Exchange Control Information. Cross-border payments in excess of EUR12,500 must be reported monthly to the German Federal Bank. If Grantee uses a German bank to transfer a cross-border payment in excess of EUR12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of EUR5,000,000 on a monthly basis.

THE NETHERLANDS
Terms and Conditions
There are no country-specific provisions.
Notifications
Insider-Trading Notification. Grantees should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon vesting of the RSU. In particular, Grantees may be prohibited from effectuating certain transactions involving Shares if they have inside information about the Company. Grantees should consult their personal legal advisor if they are uncertain whether the insider-trading rules apply to them. By accepting the Agreement and participating in the Plan, Grantee acknowledges having read and understood this notification and acknowledges that it is his or her responsibility to comply with the Dutch insider-trading rules.
RUSSIA
Terms and Conditions
Securities Law Information. Grantee acknowledges that the Agreement, the grant of RSUs, the Plan and all other materials Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Grantee further acknowledges that in no event will Shares acquired upon vesting of the RSUs be delivered to Grantee in Russia; all Shares acquired upon vesting of the RSUs will be maintained on Grantee’s behalf in the United States.
Grantee acknowledges that Grantee is not permitted to sell Shares directly to a Russian legal entity or resident.
Notifications
Grantee understands that Grantee is solely liable for all applicable Russian exchange control requirements (including repatriation requirements applicable to the proceeds from the sale of Shares).
SOUTH AFRICA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information. To participate in the Plan, Grantee understands that Grantee must comply with exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa.

For RSUs, because no transfer of funds from South Africa is required, no filing or reporting requirements should apply when the RSUs, if any, are granted or when shares are issued upon vesting and settlement of the RSUs.

Because the Exchange Control Regulations change frequently and without notice, Grantee understands that Grantee should consult a legal advisor prior to the purchase or sale of shares under the Plan to ensure compliance with current regulations. Grantee understands that it is Grantee’s responsibility to comply with South African exchange control laws, and neither the Company nor Grantee’s Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SPAIN

Terms and Conditions

There are no country-specific provisions.

Notifications

No Special Employment or Similar Rights. Grantee understands that the Company has unilaterally, gratuitously, and discretionally decided to distribute awards under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of Grantee’s RSU grant. Consequently, Grantee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the awards and underlying shares is unknown and unpredictable. In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of awards shall be null and void and the Plan shall not have any effect whatsoever.

Further, the RSU Award provides a conditional right to Shares and may be forfeited or affected by Grantee’s termination of employment, as set forth in the Agreement. For avoidance of doubt, Grantee’s rights, if any, to the RSUs upon termination of employment shall be determined as set forth in the Agreement, including, without limitation, where (i) Grantee is considered to be unfairly dismissed without good cause; (ii) Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) Grantee terminates service due to a change of work location, duties or any other employment or contractual condition; or (iv) Grantee terminates service due to the Company’s or any of its subsidiaries’ unilateral breach of contract.

Securities Law Notice. The RSUs granted under the Plan do not qualify as securities under Spanish regulations. By the grant of RSUs, no "offer of securities to the public", as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of RSUs under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.
Foreign Asset and Account Reporting. To the extent that Spanish residents hold rights or assets (e.g., shares of common stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares of common stock constitute securities for purposes of this requirement, but unvested rights (e.g., RSUs) are not considered assets or rights for purposes of this requirement.
If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investments requirements, the acquisition of Company shares under the Plan must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE“). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filling a form with the DGPCIE.
If you import the Shares acquired under the Plan into Spain, you must declare the importation of the share certificates to the DGPCIE.
In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the Shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.
When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).
UNITED KINGDOM
Terms and Conditions
UK Rules. The RSU Award is granted under the “UK Rules,” which contain additional terms and conditions that govern the RSU Award. Grantees should review the UK Rules carefully.
Notifications
There are no country-specific notifications.
.

APPENDIX B
Compliance with Section 409A of the Internal Revenue Code
(a)    It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code (“Section 409A”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
(b)    Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.
(c)    If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 4 of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.
(d)    Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) “Disability” shall mean that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a “Change of Control” of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).
(e)    Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.